Exhibit 10.12

Appendix 11.6

Agreement for the Provision of Services

Made and executed on April 4, 2004

Between:

Baby’s Breath Ltd.
Private Company 51-3076943
Granot Industrial Area, Hadera (Hamamat Yozamot)
(Hereinafter: “the Company”
The first party

And

Dr. Yisrael Amirav I.D. 45140932
Of Kibbutz Kfar Hanassi, D.N. Upper Galilee
(Hereinafter: “Dr. Amirav”)
The second party

WHEREAS                      Dr. Amirav is a pediatrician, an expert in respiratory illnesses of children and a specialist in this field.

WHEREAS                      Dr. Amirav serves as chairman of the Israeli company for aerosols in medicine on behalf of the Israel Medical Association and he has knowledge and experience in the field of administering medication by way of inhalation to children, in general, and infants, in particular.

WHEREAS                      Dr. Amirav has offered to contribute from his experience, knowledge and assistance to the development, production and marketing of the product, Child Hood, which the Company developed, all in the position of a provider of services, an independent contractor.

Accordingly, the parties have declared, stipulated and agreed as follows:

1.           General

a.	The Preamble to this agreement and the appendices thereto constitute an inseparable part thereof.

b.	The titles in this agreement are solely for the sake of convenience, fail to constitute a part of the agreement and, as such, shall not be used as a tool for the interpretation of the agreement.

c.
Any payments pursuant to this agreement shall be linked to the representative rate of the U.S. dollar, as stated in section 2 herein below and shall be paid against the presentation of statutory tax invoices of Dr. Amirav to the Company.

2.           Definitions

In this agreement the following terms herein below shall have the meaning that is brought alongside thereof:

“Determining Date” – The date of signature of this agreement

“Amirav’s Services” – As defined herein below in section 4 of this agreement

“Period of the Agreement” – A period of 12 (twelve) months commencing on the determining date

3.           Declarations and Undertakings of Dr. Amirav

Dr. Amirav hereby declares and undertakes the following:

a.	That he has the qualifications, professional knowledge, experience and ability to perform and provide Amirav’s services, pursuant to this agreement.

b.	That he shall perform and provide Amirav’s services for the Company with dedication and the investment of his best efforts, talents and capabilities required for the performance of Amirav’s services.

4.           Amirav’s Services

4.1 Dr. Amirav shall grant the Company the following services:

Mission

Development and improvements of the current product

Improvement and reinforcement of patents

Bringing new ideas for new products and supervision of the development thereof

Connections with physicians in hospitals and the community

Marketing

Presentation of the product to marketing companies

Contacts with universities and research institutes

Publication of articles in medical literature, at various medical conferences and forums

Medical consulting on topics arising from the day to day use of the product in the community and in hospitals

Regulation

Applications for authorizations and Qsite

Overseeing works, documents, test results, statistics and submissions

Meetings with researchers

Overseeing clinical studies: Review of the records and preparation for Helsinki Committees

Ongoing consultation for regulation investigations

Consultation on synopsis of statistical results

The services aforesaid herein in this section shall be termed hereinafter: “the Permanent Services.”

4.2           In any event where there is a need for Dr. Amirav to travel abroad on behalf of the Company, the matter shall be authorized in advance by the joint directors general of the Company prior to any trip. In the event of travel abroad, each day of the stay abroad on behalf of the Company shall be deemed to comprise 9 work hours. In the event that Dr. Amirav remains abroad for other purposes as well that are not solely those of the Company, he shall report this to the Company prior to his flight and, in such event, the expenses of his flight and his stay abroad as well as his hourly fees shall be divided between the Company and the other objectives, in accordance with the prior conclusion between the parties.

In the event that the flight and stay abroad shall be solely on behalf of the Company – the Company shall pay all expenses of the flight and stay of Dr. Amirav abroad.

4.3           Services apart from permanent services shall be provided on the basis of prior authorization of the Company’s Board of Directors.

5.           Proceeds for Dr. Amirav’s Services

a.           In return for the permanent services of Dr. Amirav, he shall receive from the Company the monthly fixed sum of $1,500 (one thousand five hundred dollars) together with Value Added Tax. This amount shall be paid no later than the tenth day of the calendar month in respect of the month past.

b.           In any event where additional services are required apart from the permanent services, then Dr. Amirav shall be paid for his services proceeds on an hourly basis, according to the rate of $50 per hour of work plus VAT, according to a duly issued tax invoice. This payment shall be made according to current plus 30 from the date the invoice is issued. In respect of travel time within Israel, no sum whatsoever shall be paid.

c.           Payments shall be made in New Israeli shekels, in accordance with the representative rate of the dollar known on the date of payment. VAT shall be paid against a tax invoice.

d.           The Company shall deduct from any sum it is obligated to pay Dr. Amirav pursuant to this agreement amounts of tax and other payments required in accordance with the law, unless Dr. Amirav presents to the Company authorization with respect to an exemption from deduction at source, as aforesaid.

e.           For the avoidance of doubt, it is hereby clarified that the aforesaid fails to relate to deductions from salary except for deductions required from payments made to an independent contractor.

6.           Dr. Amirav as an Independent Contractor

a.           Dr. Amirav hereby declares and undertakes that on the performance and fulfillment of the undertakings thereof, pursuant to this agreement, he shall act as an independent contractor with respect to all that pertains thereto and is implied therefrom. Dr. Amirav shall not be an employee of the Company and employer-employee relations shall not rule the relations and/or occur between Dr. Amirav and the Company.

Dr. Amirav hereby declares and undertakes that he shall not contend and shall not raise contentions in public and on any date whatsoever that may damage the aforesaid on the matter of his status as an independent contractor vis-à-vis the Company or concerning the employer-employee relations between the Company and Dr. Amirav.

Dr. Amirav declares and authorizes that he is aware that solely in reliance on these declarations thereof has the Company agreed to enter into agreement with Dr. Amirav herein in this agreement.

b.           Dr. Amirav hereby undertakes that if the Company is obligated by any competent entity whatsoever to pay Dr. Amirav or any third parties any amounts whatsoever, in reliance on the contention that employer-employee relations occurred between the Company and Dr. Amirav, an amount shall be deducted in advance or retroactively, at the Company’s discretion, from the proceeds to be paid to or that are owing to Dr. Amirav, pursuant to this agreement or pursuant to any other agreement, equal to the amount the Company is obligated to pay, as aforesaid, and this sum shall constitute the debt of Dr. Amirav to the Company, which may be offset as well from any sum owing to Dr. Amirav.

Without derogating from the right of offset as aforesaid, Dr. Amirav hereby undertakes to compensate and/or indemnify the Company in respect of any amount it is obligated to pay Dr. Amirav or Dr. Amirav or any third parties, including the tax authorities and/or the National Insurance Institute, apart from the proceeds aforesaid in section 5 of this agreement, provided that the grounds for the obligation or the reason for the obligation is a determination with respect to the existence of employee-employer relations between the Company and Dr. Amirav and/or as a result of such determination, as aforesaid.

7.           Transfer of Dr. Amirav’s Undertakings

Dr. Amirav may not transfer the performance of the undertakings thereof pursuant to this agreement, all or in part, to another or others, without the agreement of the Company thereto in writing and in advance.

8.           Period of the Agreement

a.           The commencement of the provision of Dr. Amirav’s services for the purposes of this agreement shall be on the determining date.

b.           The agreement shall remain in effect solely during the period of the agreement unless the agreement is extended in writing and signed by the parties, with the authorization of the Company’s Board of Directors. On termination of the period of the agreement, the agreement shall expire.

c.           Notwithstanding and without derogating from the aforesaid, the parties hereby agree that in the event that Dr. Amirav is precluded for any reason whatsoever, including an accident or illness of Dr. Amirav, from the provision of Amirav’s services in general and/or effectively for 30 days, the Company shall be entitled to bring this agreement to a conclusion by way of written notice of at least 10 days in advance.

d.           Notwithstanding the aforesaid or that which is otherwise implied in this agreement, it is hereby clarified that in the event of the cessation of the services agreement by the Company due to one of the reasons specified herein in this sub-section below, the Company shall not be obligated to give Dr. Amirav early notice of 30 days or any other notice and it may halt the services agreement forthwith. Herein below follow the instances:

(1)           Dr. Amirav has acted contrary to the agreement of the developers.

(2)           Dr. Amirav misused the position thereof with the Company and/or breached the duty of trust thereof vis-à-vis the Company.

9.           Reports

Dr. Amirav shall report to the Company’s administration on an ongoing basis in full and in accordance with the demand of the Company’s administration with respect to his activities concerning all that pertains to the provision of the services thereof and the performance of the functions thereof, pursuant to this agreement, and shall transmit to the Company, without further delay, any knowledge or information or document that is requested concerning any matter connected to this agreement and/or the performance thereof.

10.           Work Plan

At the end of each month, Dr. Amirav shall transmit to the Company’s administration a work plan for the following month as well as a concluding report with respect to the services provided during the past month.

11.           Miscellaneous

a.           No waiver, extension, concession, agreement or notice from one party to the other shall be considered or construed as a waiver, extension, concession, agreement or notice unless, and solely if, such was given explicitly and in writing, and the application and consequence thereof shall commence solely on the date determined in writing.

b.           Any notice sent by one party to the other by registered mail to the address indicated herein below shall be deemed to have been received on the conclusion of four business days from the date it was delivered for dispatch, as it is properly addressed, or on the date of the delivery thereof if sent by messenger.

c.           The addresses of the parties for the purposes of this agreement shall be as aforesaid in the preamble to the agreement.

In Witness Whereof the Parties Have Signed
in the place and on the date first mentioned above

Company

/s/ Dr. Yisrael Amirav	/s/ Baby’s Breath Co. Ltd.
Dr. Yisrael Amirav	Baby’s Breath Co. Ltd.
Private Co. 51-3076943

Appendix 3.1.27

AGREEMENT

Made and signed in Tel Aviv on the ____ day of ____________

Between:

Dr. Yisrael Amirav I.D. No. 45140932
(Hereinafter: “Dr. Amirav”)
The first party

And:

Baby’s Breath Co. Ltd. Private Company 51-3076943
(Hereinafter: “the Company”)

The second party

WHEREAS

a.           The Company owes Dr. Amirav the sum of $18,000 in return for services he granted the Company during the period from April 2004 until March 2005 (hereinafter: “the Sum of the Debt”).

b.           Dr. Amirav requested that he be granted an option to receive Company shares against Dr. Amirav’s pardon of the sum of the debt and the Company has agreed to the aforesaid, all in accordance with the aforesaid and with the contents specified herein in this agreement below.

Accordingly, the parties have agreed as follows:

1.           The preamble to this agreement constitutes an inseparable part thereof.

2.           The Company hereby grants Dr. Amirav an option to receive by way of an allocation 367 Type C shares of the Company (shares that fail to grant the right to vote but rather solely grant the right to receive dividends), in accordance with the Articles of Association of the Company (hereinafter: “the Option Shares”), provided that Dr. Amirav shall exercise the option up to November 1, 2006 or prior to an additional share allocation to an additional investor in the Company (i.e., additional to Rammport Finance Ltd.), according to whichever date is the earlier (hereinafter: “the Date of Exercise”). On the date of exercise, the option shall expire.

Exercising the option shall be by way of a written notice of Dr. Amirav to the Company, to be delivered thereto no later than the date of exercise. In the event of the exercise of the option, the option shares shall be allocated to Dr. Amirav up until the date of exercise and the Company shall not owe him the sum of the debt. If Dr. Amirav fails to exercise the option by the date of exercise, the option shall expire and the Company shall continue to owe the amount of the debt. The amount of the debt shall be expressed solely in dollar terms, with no interest.

3.           Dr. Amirav hereby authorizes that he is aware of the rights attached to the Type C shares in the Articles of Association of the Company and he enters into this agreement based on his knowledge of the state of the Company, not based on presentations made thereto.

The option is personal and may not be assigned or transferred. In the event of death,

In Witness Whereof the Parties Have Signed:

/s/ Dr. Yisrael Amirav	/s/ Baby’s Breath Ltd.
Dr. Yisrael Amirav	Baby’s Breath Ltd.
Private Company 51-3076943

[Handwritten] Addition to the Agreement

1.           The Company declares that until the exercise of the option, the Company owes the sum of the debt.

2.           In the event the Company offers to pay the debt to Dr. Amirav – it shall be proposed to pay the debt prior to the payment to Lief Sapport sums in respect of placing the services of Golan Gilad in favor of the Company.

/s/ Dr. Yisrael Amirav	/s/ Baby’s Breath Ltd.
Dr. Yisrael Amirav	Baby’s Breath Ltd.

[Illegible Signatures / Initials]

Dated:                      November 24, 2005